UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2012

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012, the Compensation Committee of BioCryst Pharmaceuticals, Inc. (the “Company”), in light of recent events and restructuring of the Company, approved special equity grants on January 1, 2013 consisting of stock options and shares of restricted stock to all eligible employees as a retention incentive (the “2013 Retention Grant”). The amount of the 2013 Retention Grant with respect to each employee was the number of stock options and shares of restricted stock granted by the Company in 2012 to a recipient at the employee’s current organization level. For all eligible employees, except for the Company’s CEO, Mr. Stonehouse, the 2013 Retention Grant shall vest at a rate of 50% per year until fully vested on the date that is two years after the grant date. The 2013 Retention Grant to Mr. Stonehouse shall vest at a rate of 25% per year until fully vested on the date that is four years after the grant date. The 2013 Retention Grant was made in addition to the annual equity grants under the Company’s stock incentive plan.

The amount of stock options and restricted stock granted to each of the Named Executive Officers included in the Company’s proxy statement for its 2012 Annual Meeting of Stockholders under the 2013 Retention Grant is as follows:

Employee	Title	Retention Stock Option Grants	Retention Restricted Stock Grants
Stonehouse, Jon	President & CEO	184,000	33,253
Babu, Y.S.	Vice President, Drug Discovery	50,000	8,500
Sheridan, William	Senior VP & CMO	50,000	8,500
Staab, Thomas	Senior VP & CFO	50,000	8,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2013	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
General Counsel, Corporate Secretary